Leonard W. Burningham
                              Lawyer
                    Hermes Building, Suite 205
                       455 East Fifth South
                 Salt Lake City, Utah 84111-3323
                     Telephone (801) 363-7411
                        Fax (801) 355-7126
                    e-mail lwb@burninglaw.com


May 7, 2001



FACSIMILE NO. 412-621-2625

Chris Spencer, President
Wizzard Software Corporation

Re:       Engagement of Leonard W. Burningham, Esq. and Branden
          T. Burningham, Esq. to prepare an SB-2 Registration Statement (the "Registration Statement") for Wizzard Software Corporation (the "Company"), to register common stock issued and those shares underlying the warrants issued in the recent private offering of the Company pursuant to a Confidential Private Placement Memorandum dated May 18, 2000, as amended (the "Offering Memorandum")

Dear Chris:

          This Engagement Letter will outline the terms of our employment and the services to be rendered regarding the above referenced matter.

          The fee for the preparation of the Registration Statement, its filing, and responding to any comments of the Securities and Exchange Commission with respect to the Registration Statement shall be $40,000, payable in advance for deposit to our trust account and to be drawn upon as follows: $20,000 on receipt of a duly executed copy of this Engagement Letter; $10,000 on the filing of the Registration Statement with the Securities and Exchange Commission (if you don't have it at that time I would be happy to wait awhile); and $10,000 on the granting of an effective date by the Securities and Exchange Commission.

          These services shall be "turn key" in that we will prepare all necessary documents, consent and exhibits required or necessary to the completion of the preparation, filing and effectiveness of this Registration Statement in a timely manner; however, we cannot assure that the Securities and Exchange Commission will grant an effective date for this Registration Statement, though we know of no reason why it would not. Our fees are payable in accordance with the foregoing schedule, regardless.

          An additional deposit of $1,500 will be required for anticipated costs, for a total advance of $41,500.

          Future post-effective amendments that may be required as a result of material events that occur respecting the Company will be billed on an hourly rate, if and when necessary. My hourly rate is $300 per hour; and Branden's is $175 per hour. Branden will most likely handle any post-effective amendments.

          Blue Sky filings in states where selling stockholders reside will also be billed at these hourly rates. For most, there will be available exemptions, so no filings will be required in those states; for those in which filings are required there will also be a state filing fee payable to the particular state.

          In addition to these fees, we shall be reimbursed for these costs: copy costs will be billed at $0.15 per page; and facsimiles are billed at $1.25 per page, with us paying the long distance charges; any required scanning for EDGAR filings is at $4 per page; all other expenses such as Federal Express, stockholders list, NQB quotations and the like are billed at our cost and will be deducted from the $1,500 advance. If costs exceed this amount, they will be subsequently billed. The Blue Sky filing and fees will be an additional charge.

          You will be required to carefully review and sign the Registration Statement, and you will be personally liable for any misstatements of a material fact or omissions to state any material fact required to be stated therein to make the statements made not misleading. In this respect, the Company will be required to indemnify and hold us harmless from and against any liabilities in this respect to which we may become subject as a result of any misstatement or omission. Therefore, it is very important that you review this Registration Statement carefully, especially with respect to business and all related headings, products, risk factors, competition and the like.

          We will be in a position to commence preparation on receipt of the signed Engagement Letter and the fees and costs, with an anticipated filing date of approximately three weeks.

          You are aware that we are both stockholders of the Company.
Although we do not believe that we will be asked to give any advice that would result in a conflict as a result of this engagement, we ask that you waive any conflict in this respect, with the understanding that you may wish to have other counsel independently review our work on your behalf. You must also understand that the shares of common stock that you have previously issued to us may end up being worth much more than the fees that we charged for the legal services resulting in the issuance of these shares, especially, if your efforts are successful.

          If you have any questions or desire further clarification of these services, please call.

          Thank you.

                              Yours very sincerely,

                              /s/Leonard W. Burningham

                              Leonard W. Burningham

                              /s/Branden T. Burningham
                              Branden T. Burningham

Accepted:

Wizzard Software Corporation


By/s/Chris Spencer
    Chris Spencer, President

                       Consent of Directors

          The undersigned directors, constituting all of the incumbent directors of Wizzard Software Corporation, a Delaware corporation (the "Company"), do hereby adopt the foregoing Engagement Letter and authorized the Company's President to execute and deliver it on behalf of the Company.

Dated: 5/7/01.                          /s/Chris Spencer
                                        Chris Spencer

Dated: 5/7/01.                           /s/Armen Geronian
                                        Armen Geronian

Dated: 5/8/01.                           /s/Gordon Berry
                                        Gordon Berry